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                                                                   Exhibit 10.37

        1. If, at any time during the first twelve (12) months of your employment by the Company, the Company terminates your employment following a Change in Control or for reason other than Cause, or if you terminate your employment following a change in control for Good Reason, you will be entitled to receive from the Company the following severance benefits, in lieu of all other salary and benefits:

        a. Continued Compensation. The Company will pay you your base salary at the rate in effect at the time of his termination of your employment for a period of six months following the termination date, or until you obtain other full-time employment, whichever is sooner.

        b. Health Care and Life Insurance Coverage. The Company will provide continued health care coverage under the Company's medical plan, without charge, to you and your eligible dependents until the earlier of (i) six months following the termination date or (ii) the first date that you are covered under another employer's health benefit program providing substantially the same or better benefit options to the Executive, without exclusion for any pre-existing medical condition. The period of time medical coverage continues under this agreement will be counted as coverage time under COBRA.

        "Change in Control" means any of the following events: (a) the acquisition, directly or indirectly, by any person or group of related persons of beneficial ownership of more than fifty percent (50%) of the total voting power of the Company's outstanding securities (other than the Company or a person that prior to such transaction controls, is controlled by, or under common control with the Company); or (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

        "Cause" means any of the following events: (i) any act of gross or willful misconduct, fraud, misappropriation, dishonesty, embezzlement or similar conduct on your part; (ii) conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); (iii) misuse or abuse of alcohol, drugs or controlled substances and failure to seek and comply with appropriate treatment; and/or (iv) your becoming disabled such that you are not able to perform his usual duties for Gen-Probe for a period in excess of six (6) consecutive calendar months.

        "Good Reason" means any of the following events, if you have not consented thereto: (i) a substantial and material diminution in your duties and responsibilities; (ii) the Company headquarters are moved to a location more than 30 miles from its present location in San Diego, California; and/or (iii) a reduction of more than ten percent (10%) in the your base salary or benefits, other than in connection with an across-the-board reduction for all similarly situated employees. Your consent to any event which would otherwise constitute Good Reason shall be conclusively presumed if you do not exercise your rights to terminate this Agreement for Good Reason within sixty (60) days of notice of the event.


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        2. Any and all compensation to be paid under this Agreement will be subject to the Company's collection of all applicable federal, state and local income and employment withholding taxes.

        3. Nothing in this Agreement shall be construed as giving you any rights to continued employment with the Company, and the Company shall continue to have the right to terminate your employment at any time, with or without cause, subject to the provisions of this Agreement.


                                            GEN-PROBE INCORPORATED

/s/ JAMES H. GODSEY                         By /s/ ROBIN L. VEDOVA
-----------------------------                  --------------------------
Employee                                           Robin L. Vedova
                                            Vice President, Human Resources

June 5, 2002                                June 4, 2002
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Date                                        Date